UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2022

NSTS Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-259483 (Commission File Number)	87-2522769 (I.R.S. Employer Identification No.)

700 S. Lewis Avenue Waukegan, Illinois (Address of Principal Executive Offices)	60085 (Zip Code)

(847) 336-4430
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

NSTS Bancorp, Inc. (the “Company”), the newly formed holding company for North Shore Trust and Savings (the “Bank”), has completed the subscription offering being conducted in connection with the previously announced plan to convert North Shore MHC from the mutual holding company to the stock holding company form of organization. Sufficient orders were received in the subscription offering such that no community offering or syndicated offering will be held. The Company is currently processing the orders received; accordingly, no further information regarding the results of the subscription offering is available at this time. The closing of the offering and conversion remains subject to final regulatory approvals and the satisfaction of customary closing conditions.

The Special Meeting of the Members of North Shore MHC was conducted on December 29, 2021, with voting members approving both the Plan of Conversion and the establishment and funding of the NSTS Charitable Foundation.

The Company’s press release, dated January 3, 2022, regarding the completion of the subscription offering and the North Shore MHC members’ approval of the Plan of Conversion, as amended, and the establishment and funding of the NSTS Charitable Foundation is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTS Bancorp, Inc.

Date: January 3, 2022	By:	/s/ Stephen G. Lear
	Name:	Stephen G. Lear
	Title:	President and Chief Executive Officer